Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Sole Member

TMX Finance LLC

Savannah, Georgia

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Dixon Hughes Goodman LLP (formerly Dixon Hughes PLLC)

Atlanta, Georgia

September 16, 2011